Exhibit 10.93
CREDIT AGREEMENT

$10,000,000 Credit Facility

by and among

AMERICAN LEISURE HOLDINGS, INC.,
a Nevada corporation
“Borrower”

and

RESORTS FUNDING GROUP, LLC,
a Florida limited liability company
“Lender”

Dated as of April 23 , 2007

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of April 23, 2007, is made by and between AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation (“Borrower”) and RESORTS FUNDING GROUP, LLC, a Delaware corporation (“Lender”).

WITNESSETH

WHEREAS, Borrower and certain of its Affiliates (collectively, the “TDS Group”) are constructing a residential development known as “Tierra del Sol Resort Phase II” (the “Phase II Project”) on certain real property owned in fee simple by Tierra del Sol Resort (Phase 2), Ltd., a Florida limited partnership, Costa Blanca II Real Estate LLC, a Florida limited liability company, Costa Blanca III Real Estate LLC, a Florida limited liability company, TDS Town Homes (Phase 2), LLC, a Florida limited liability company and TDS Clubhouse, Inc., a Florida corporation (collectively, “Phase II Property Owner”) in Polk County, Florida, as more particularly described on Exhibit A attached hereto (the “Phase II Property”);

WHEREAS, the Phase II Project is part of a two-phase residential development project currently under development by the TDS Group, known as “Tierra del Sol” (the “Tierra del Sol Project”);

WHEREAS, KeyBank National Association, a national banking association (“KeyBank”) has agreed to provide financing for the Phase II Project pursuant to certain agreements dated as of December 29, 2005 between KeyBank and the TDS Group;

WHEREAS, additional funding is necessary to complete the construction and development of the Phase II Project, and for other operating costs of Borrower;

WHEREAS, Borrower has applied to Lender for a loan in the amount of up to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) to be used to finance certain construction and development costs of the Phase II Project, for operating costs and expenses to be incurred by Borrower and for certain other purposes approved by Lender (the “Loan”), and Lender is willing to make the Loan to Borrower on the terms and subject to the conditions hereinafter set forth;

WHEREAS, Phase II Property Owner will benefit, directly and indirectly, from the making of the Loan by Lender to Borrower and the construction of the Phase II Project; and

WHEREAS, as an inducement to Lender to make the Loan to Borrower, Phase II Property Owner has agreed to grant to Lender, as security for the repayment of the Loan and other Obligations, a second priority mortgage lien on the Phase II Property, as more particularly described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both the singular and the plural forms of such terms:

1.1.1 “Advances” shall mean advances of the Loan proceeds subject to the terms and conditions of this Agreement.

1.1.2 “Affiliate” shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with such named Person, or 5% or more of the equity interest of which is held beneficially or of record by such named Person or a Subsidiary of such Person. The term “control” means the possession, directly of indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.3 “Agreement” shall mean this Credit Agreement, as the same may from time to time be amended.

1.1.4 “Applicable Rate” shall mean a rate per annum equal to ten percent (10%).

1.1.5 “Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

1.1.6 “Business Day” shall mean a day on which commercial banks are open for business in the state of Florida.

1.1.7 “Closing Date” shall mean the date of this Agreement.

1.1.8 “Code” shall mean the Internal Revenue Code of 1986 as amended from time to time, and the regulations and published interpretations thereof.

1.1.9 “Commission” shall mean the Securities and Exchange Commission.

1.1.10 “Default” shall mean any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.

1.1.11 “Default Rate” shall mean a rate per annum equal to fifteen percent (15%).

1.1.12 “Event of Default” has the meaning assigned to that term in Section 7.1 hereof.

1.1.13 “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

1.1.14 “First Mortgage” shall mean the mortgage securing the Phase II Senior Loan recorded in O.R. Book 6572, Page 642, of the Public Records of Polk County, Florida.

1.1.15 “Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

1.1.16 “Indebtedness” of any Person shall mean (i) all indebtedness or liability for borrowed money or for the deferred purchase price of any property (including accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (ii) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (iii) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person, and (iv) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included).

1.1.17 “Initial Advance” shall have the meaning assigned to such term in Section 2.1 hereof.

1.1.18 “Inventory” shall mean any and all goods, supplies, wares, merchandise, and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or otherwise or to be furnished under any contract for service, and also including any products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and the insurance proceeds from any of the foregoing.

1.1.19 “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, treaties, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of Governmental Authorities affecting Borrower, Mortgaged Property Owner or the Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Mortgaged Property Owner, at any time in force affecting the Mortgaged Property or any part thereof.

1.1.20 “Lender” has the meaning assigned to that term in the introduction to this Agreement.

1.1.21 “Lien” shall mean a mortgage, pledge, lien, hypothecation, assignment, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

1.1.22 “Loan” has the meaning assigned to that term in the Recitals hereto.

1.1.23 “Loan Documents” shall mean, collectively, the documents and instruments listed in Section 2.2 hereof, the Security Documents and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower’s or obligations in connection with the transaction contemplated hereunder, each as amended.

1.1.24 “Material Adverse Change” or “material adverse change” shall mean, that, in Lender’s reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents.

1.1.25 “Maturity Date” shall mean the date that is twelve (12) months after the Closing Date.

1.1.26 “Mortgaged Property” shall mean the Phase II Property.

1.1.27 “Mortgaged Property Owner” shall mean the Phase II Property Owner.

1.1.28 “Note” shall mean a promissory note, in the principal amount of $10,000,000.00, dated as of the date hereof and payable to the order of Lender evidencing the Loan, and any modifications, renewals, replacements or substitutions therefor made from time to time hereafter, to the extent applicable.

1.1.29 “Obligations” shall mean the any and all liabilities, obligations, covenants, duties and debts, owing by Borrower to Lender, arising under this Agreement or any other Loan Document, including without limitation, all interest, charges, indemnities, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrower hereunder or under any other Loan Document, or any other contractual agreement between Lender and Borrower.

1.1.30 “Organizational Documents” shall mean, as to any Person, its certificate of formation and operating agreement, its partnership agreement and certificate of limited partnership or doing business certificate, as applicable, its articles or certificate of incorporation and by laws, and/or the other organizational or governing documents of such Person. Organizational Documents of a Person shall include, to the extent applicable, incumbency certificates, resolutions, certificates of good standing and consents of members, partners or shareholders, as applicable.

1.1.31 “Permitted Exceptions” shall mean those matters listed on Exhibit B attached hereto and incorporated herein by reference to which title to the Phase II Property may be subject on the Closing Date, and thereafter such other title exceptions as Lender may reasonably approve in writing.

1.1.32 “Permitted Liens” shall mean a mortgage, pledge, lien security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used which are permitted to exist under this Agreement.

1.1.33 “Person” shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government, or other entity of whatever nature.

1.1.34 “Phase II Property Mortgage” shall have the meaning assigned to such term in Section 2.10 hereof.

1.1.35 Phase II Senior Lender” shall mean KeyBank or such other lender from time to time which has made a loan to Borrower, Phase II Property Owner, or any of their Affiliates to finance the Phase II Project, which loan is secured by a first priority mortgage on the Phase II Property.

1.1.36 “Phase II Senior Lender Consent” shall have the meaning assigned to that term in Section 4.11 hereof.

1.1.37 “Phase II Senior Loan” shall mean the loan from Phase II Senior Lender to Borrower, Phase II Property Owner, or any of their Affiliates to finance the Phase II Project, which loan is secured by a first priority mortgage on the Phase II Property.

1.1.38 “Securities Act” shall mean the Securities Act of 1933, as amended and the rules promulgated thereunder.

1.1.39 “Security Documents” shall mean the Phase II Property Security Documents, as defined in Section 2.10 hereof.

1.1.40 “Subsidiary” shall mean any Person in which any Borrower or a Wholly-Owned Subsidiary may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by any Borrower or a Wholly-Owned Subsidiary, during the term of this Agreement, as well as all Subsidiaries and other Persons from time to time included in the consolidated financial statements of Borrower.

1.1.41 “Warrants” shall have the meaning assigned to that term in Section 2.11 hereof.

1.1.42 “Wholly-Owned Subsidiary” shall mean any Subsidiary, 100% of the outstanding capital stock of all classes of which is owned by Borrower and/or one or more Wholly-Owned Subsidiaries.

Section 1.2 Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the United States, applied on a consistent basis with the financial statements referred to in Section 3.3 hereof, and shall be determined both as to classification of items and amounts in accordance therewith. All Subsidiaries shall be consolidated to the fullest extent permitted by such principles and practices, and any accounting terms, financial covenants and financial statements referred to herein shall be determined and prepared on the basis of such consolidation.

Section 1.3 Other Definitional Provisions. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

LOAN

Section 2.1 Agreement to Borrow and Lend; Lender’s Obligation to Disburse. Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, and subject to the approval by Lender of any request by Borrower for funds hereunder in the sole and absolute discretion of Lender, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement, the Lender and Borrower agree as follows:

2.1.1 The principal amount of the Loan shall not exceed, at any time, Ten Million and No/100 Dollars ($10,000,000.00); provided, however, in no event shall the amount of the Loan equal or exceed such amount which would cause the amount secured by the Phase II Property Mortgage, taken together with the amount secured by the Phase II First Mortgage, and any mortgage granted in favor of Stanford with respect to the Phase II Property, to exceed $45,000,000.00.

2.1.2 Lender agrees, upon Borrower’s compliance with and satisfaction of all conditions precedent set forth in Section 6.1 hereof, to advance Loan proceeds in an amount not to exceed $2,905,000.00 (the “Initial Advance”).

2.1.3 After the Initial Advance, Lender shall have no obligation to make any further Advances. Without limiting the generality of the foregoing, Lender has advised Borrower that it will not be inclined to make any further advances in any event unless: (i) Borrower has complied with all conditions precedent to disbursement from time to time including the requirements of Section 6.2 hereof; (ii) no Material Adverse Change has occurred with respect to Borrower, Phase II Property Owner, or the Phase II Project and

(iii) no Event of Default and no default exists hereunder or under any other Loan Document.

IT IS ACKNOWLEDGED THAT LENDER, FOLLOWING THE INITIAL ADVANCE, SHALL HAVE NO OBLIGATION TO MAKE FURTHER ADVANCES UNLESS LENDER ELECTS TO DO SO IN ITS SOLE DISCRETION.

2.1.4 To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Initial Advance or precedent to any subsequent Advance, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

Section 2.2 Loan Documents. Borrower agrees that it will, on the date of this Agreement execute and deliver or cause to be executed and delivered to Lender, in form and substance acceptable to Lender, this Agreement, the Note, the initial Warrants, and such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

Section 2.3 Term of the Loan. All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date.

Section 2.4 Prepayments. Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon not less than ten (10) days’ prior written notice to Lender. The payment of any larger or additional sums in advance of the payments required herein or under the Note shall not relieve Borrower of the payment of the regular installments or of any other sums due as herein provided.

Section 2.5 Late Charge. Any and all amounts due hereunder or under the other Loan Documents which remain unpaid more than fifteen (15) days after the date said amount was due and payable shall incur a fee (“Late Charge”) of five percent (5%) per annum of said amount, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents.

Section 2.6 Interest Rate. The Loan will bear interest at a rate per annum equal to the Applicable Rate; provided, however, that upon the occurrence of an Event of Default, the Loan shall bear interest at the Default Rate. Borrower shall pay all accrued interest upon the earlier to occur of: (i) repayment of the Loan in full and termination of the Loan; or (ii) maturity. Interest on the Loan shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

Section 2.7 Use of Proceeds. Borrower will use the net proceeds of the Loan first to pay all reasonable costs and expenses incurred in Lender in connection with the Loan, and then for (i) construction costs relating to the Phase II Project that are not covered by the Phase II Senior Loan, including costs to complete the amenities and site work; professional fees; acquisition costs with respect to furniture, fixtures and equipment necessary to complete and/or operate the Phase II Project; costs and expenses associated with vacation club sales; and marketing expenses; (ii) general and administrative expenses incurred by Borrower or the Phase II Property Owner in connection with the Phase II Project; (iii) interest and financing costs relating to the Phase II Senior Loan (including any fees, costs, or expenses incurred in connection with any refinancing of same) and (iv) or such other purposes as permitted in writing by the Lender; in each case subject to Lender’s approval in its sole discretion.

Section 2.8 Draw Request. As a condition to any Advance, Borrower shall provide a written request, signed by Borrower, to Lender at least two (2) business days prior to the date of the proposed Advance, specifying the date of the proposed Advance and the amount thereof, and the proposed use of the Loan proceeds, which shall be in accordance with Section 2.7 hereof, together with such other items as Lender may require.

Section 2.9 Exit Fee. Borrower shall pay to Lender an exit fee of $200,000.00 (the “Exit Fee”) upon the earlier to occur of: (i) repayment of the Loan in full and termination of the Loan; or (ii) the Maturity Date.

Section 2.10 Phase II Property Mortgage. In order to secure payment of the Note and other Obligations, Phase II Property Owner shall execute and deliver to Lender a second priority mortgage on the Phase II Property in a form acceptable to Lender (the “Phase II Property Mortgage”), together with an assignment of leases and rents, financing statements, an environmental indemnity agreement, assignments of contracts, and similar documents, all in form and substance satisfactory to Lender in its sole discretion, including without limitation, all items required to create, perfect and protect Lender’s liens on the collateral for the Loan as contemplated hereby (collectively, the “Phase II Property Security Documents”). The Phase II Property Security Documents shall include provisions that the Phase II Property may not be transferred or further encumbered without Lender’s prior written consent. Lender acknowledges and agrees that a mortgage lien on the Phase II Property may be granted by Phase II Property Owner to Stanford International Bank, Ltd. (“Stanford”), provided that Lender and Stanford enter into an intercreditor agreement or similar agreement addressing the rights and obligations of Lender and Stanford with respect to the Phase II Property and the repayment of the obligations secured thereby, providing for the priority of the repayment of the Note and the other Obligations in favor of Lender (the “Intercreditor Agreement”), in form and substance satisfactory to Lender in its sole and absolute discretion.

Section 2.11 Warrants. In order to induce Lender to make the Loan, Borrower hereby agrees to issue in favor of Lender (or its assigns) warrants to purchase up to 350,000 shares of Borrower’s common stock at $1.02 per share, which shall provide for cashless exercise (collectively, the “Warrants”). The Warrants shall be issued on a pro-rata basis (warrants for 35 shares per $1,000.00) with the Advances of the Loan, at the time of each Advance.

Section 2.12 Reserved.

Section 2.13 Further Inducements. Borrower acknowledges and agrees that it is the intention of the parties that the Loan shall be funded on a pro-rata basis with the advances made to Borrower by Stanford; provided, however, that the foregoing shall in no event obligate, nor be deemed to obligate, Lender to advance any portion of the Loan proceeds hereunder, it being expressly agreed that Lender, following the Initial Advance, shall have no obligation to make further Advances unless Lender elects to do so in its sole discretion. It is anticipated that, to induce Stanford to make the loan advances to Borrower, Borrower or its Affiliates, or principals of Borrower or its Affiliates, may offer stock options, warrants, pledges of ownership interests in Borrower or its Affiliates, pledges of proceeds, security interests, or other collateral or incentives in order to induce Stanford to make requested loan advances to Borrower (any of the foregoing, an “Incentive”). In the event that any of the loan advances made by Stanford bear interest at an interest rate greater than the Applicable Rate set forth herein, such favorable interest rate shall also be deemed an “Incentive.” Borrower agrees Lender shall be entitled to, and shall be offered, any Incentive in the same form and to the same extent as Stanford.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Loan provided for herein, Borrower and Mortgaged Property Owner each make the following representations and warranties to Lender, all of which are true and correct as of the date hereof and shall be true and correct as of the date of each Advance, and all of which shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents:

Section 3.1 Corporate Existence and Power. Each of Borrower and Mortgaged Property Owner is duly organized validly existing and in good standing under the laws of its state of organization and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. Borrower and Mortgaged Property Owner have the power to enter into and perform this Agreement and the Loan Documents, to the extent that each has executed such documents, and this Agreement does, and the Loan Documents when duly executed and delivered will, constitute the legal, valid and binding obligations of Borrower and Mortgaged Property Owner enforceable in accordance with their respective terms.

Section 3.2 Authority. The making and performance by Borrower and Mortgaged Property Owner of this Agreement, the Note, the Loan Documents, and any additional documents pursuant hereto to which such Person is a party, has been duly authorized by all necessary legal action of such Person, and does not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and does not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower or Mortgaged Property Owner, pursuant to any instrument or agreement to which Borrower or Mortgaged Property Owner is a party or by which Borrower or Mortgaged Property Owner or their respective properties may be bound or affected. The making and performance by Phase II Property Owner of the Phase II Mortgage and other Phase II Security Documents will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and will not result in a breach of, or constitute a default or require any consent under, any instrument or agreement to which Phase II Property Owner is a party or by which Phase II Property Owner or the Phase II Property may be bound or affected, other than the First Mortgage.

Section 3.3 Financial Condition. The financial statements of Borrower set forth in the Borrower SEC Filings (as hereinafter defined) were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the consolidated financial condition of Borrower as of that date. Other than as disclosed by those financial statements, Borrower has no direct or contingent obligations or liabilities which would be material to the financial position of Borrower, nor any material unrealized or anticipated losses from any commitments of Borrower. Since the date of such financial statements, there has been no material adverse change in the business or financial condition of Borrower.

Section 3.4 SEC Filings. As of the date hereof, none of the filings made with the SEC by Borrower since July 1, 2002 (the “Borrower SEC Filings”), contained any untrue statement of a material fact or to the best of Borrower’s knowledge, omitted any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission. Borrower has furnished or made available to Lender true and complete copies of all the documents it has filed with the Commission since July 1, 2002, all in the forms so filed, except correspondence with the Commission in response to inquiries. Borrower has filed all filings required by law or regulation and the Borrower filings comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of the filings with the Commission contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

Section 3.5 Full Disclosure. The financial statements referred to in Section 3.3 hereof do not, nor does this Agreement, nor any written statement furnished by any Borrower to Lender in connection with the negotiation of this Agreement or the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower or Mortgaged Property Owner has not disclosed to Lender in writing which materially and adversely affects nor, so far as Borrower or Mortgaged Property Owner, as applicable, can now foresee, is reasonably likely to prove to materially and adversely affect the business or financial condition of Borrower or Mortgaged Property Owner or the ability of Borrower or Mortgaged Property Owner to perform its obligations under this Agreement, the Note, or any other Loan Document to which such Person is a party. There is no fact which Borrower has not disclosed to Lender in writing which materially and adversely affects nor, so far as Borrower can now foresee, is reasonably likely to prove to materially and adversely affect the ability of Phase II Property Owner to execute and deliver, and to perform its obligations under, the Phase II Mortgage or any other Phase II Security Documents.

Section 3.6 Litigation. Except to the extent disclosed in the Borrower SEC Filings, there are no suits, actions or proceedings pending, or to the knowledge of Borrower, threatened before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower which, if adversely determined, would have a material adverse effect on the business or financial condition of Borrower.

Section 3.7 Payment of Taxes. As of the Closing Date, federal income tax returns of Borrower have been filed with Internal Revenue Service and no deficiencies have been assessed. Borrower has filed or caused to be filed, or has obtained extensions to file all federal, state and local tax returns which are required to be filed, and have paid or caused to be paid, or have reserved on their books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by Borrower, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. Borrower has set up reserves which are reasonably believed by Borrower to be adequate for the payment of said taxes for the years that have not been audited by the respective tax authorities.

Section 3.8 No Adverse Restrictions or Defaults. Except as disclosed in the Borrower SEC Filings, neither Borrower, nor Mortgaged Property Owner is a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter or other restriction adversely and materially affecting its business, properties or assets, operations or condition (financial or otherwise). Neither Borrower nor Mortgaged Property Owner is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or Mortgaged Property Owner or their properties may be bound or affected, or under any material law, regulation, decree, order or the like, which default would have a material adverse effect on Borrower, Mortgaged Property Owner, or the Mortgaged Property.

Section 3.9 Authorizations. All material authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or Mortgaged Property Owner or for the conduct of business in which Borrower or Mortgaged Property Owner is engaged, have been duly issued and are in full force and effect, and to the best of such Person’s actual knowledge, neither Borrower nor Mortgaged Property Owner is in default under any material order, decree, ruling, regulation, closing agreement or other decision or instrument of any government commission, bureau or other administrative agency or public regulatory body having jurisdiction over Borrower or Mortgaged Property Owner, which default would have a material adverse effect on Borrower or Mortgaged Property Owner, as applicable. No approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of this Agreement, the Note or any of the other Loan Documents executed in connection with the making of the Loan or the transactions contemplated herein or in the other Loan Documents. No approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of the Phase II Mortgage or other Security Documents by Phase II Property Owner or the transactions contemplated therein, other than the recording of the Phase II Mortgage in the public records of Polk County, Florida.

Section 3.10 Title to Property. Phase II Property Owner owns fee simple title to the Phase II Property free and clear of all Liens except the Permitted Exceptions. Borrower and each of its Subsidiaries have, respectively, good and marketable fee title to all real property, and good and marketable title to all other property and assets, reflected in the latest financial statements referred to in Section 3.3 hereof or purported to have been acquired by any of them subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business. All property and assets of any kind of Borrower, and each of its Subsidiaries are free from any liens except as disclosed on the financial statements provided to Lender and referred to in Section 3.3 hereof and other matters such as easements, covenants, and restrictions that do not materially adversely affect their use or enjoyment of such property. Borrowers and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, if any, none of which contain any provisions that will materially impair or adversely affect the operations of Borrower or such Subsidiary, as the case may be.

Section 3.11 Authorized Shares. Borrower shall have available a sufficient number of authorized and unissued shares of common stock as may be necessary to effect the exercise of the Warrants. Borrower understands and acknowledges the potentially dilutive effect to the common stock of the issuance of shares of common stock upon the exercise of the Warrants. Borrower further acknowledges that its obligation to issue shares of common stock upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of Borrower. The common stock issuable upon exercise of the Warrants when issued, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

Section 3.12 Title. Mortgaged Property Owner has good, marketable and insurable fee simple title to the real property comprising part of the Mortgaged Property and good title to the balance of the Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Exceptions. The Phase II Mortgage when properly recorded in the appropriate records and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the Mortgaged Property, subject only to Permitted Exceptions and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statements, and any leases, all in accordance with the terms thereof, in each case subject only to any Permitted Exceptions. There are no mechanics’, materialmen’s or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Property. None of the Permitted Exceptions, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Phase II Mortgage, this Agreement and the other Loan Documents, materially and adversely affect the value of the Mortgaged Property, or impair the use or operations of the Mortgaged Property.

Section 3.13 Compliance. The Mortgaged Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Mortgaged Property Owner has not committed any act which may give any Governmental Authority the right to cause Mortgaged Property Owner to forfeit the Mortgaged Property or any part thereof or any monies paid in performance of Mortgaged Property Owner’s obligations under any of the Loan Documents. Mortgaged Property Owner has no knowledge of any violations or notices of violations of any Legal Requirements relating to Mortgaged Property Owner and/or the Mortgaged Property.

Section 3.14 Condemnation. No condemnation or other similar proceeding has been commenced or, to the best knowledge of Borrower or Mortgaged Property Owner, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

Section 3.15 Physical Condition. Neither the Mortgaged Property nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty. There are no proceedings pending, or, to the best knowledge of Borrower or Mortgaged Property Owner, threatened, to acquire by power of condemnation or eminent domain, the Mortgaged Property, or any interest therein. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 3.16 Indemnification by Borrower. All of the representations and warranties of Borrower and Mortgaged Property Owner as set forth in this Agreement shall survive the making of this Agreement and the full repayment of the Loan; accordingly, in the event of any claims against Lender, resulting in the breach of any of the foregoing warranties and representations, Borrower and Mortgaged Property Owner shall and hereby agrees to indemnify Lender for any such claims notwithstanding the full repayment of the Loan.

Section 3.17 Survival of Representations and Warranties. Each of Borrower and Mortgaged Property Owner agrees that all of the representations and warranties set forth in this Article III and elsewhere in this Agreement are true as of the date hereof, will be true at the time of the Initial Advance and, except for matters which have been disclosed by Borrower or Mortgaged Property Owner and approved by Lender in writing, at all times thereafter. Each request for an Advance under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request. It shall be a condition precedent to the Initial Advance and each subsequent Advance that each of said representations and warranties is true and correct as of the date of such requested Advance. Each Advance shall be deemed to be a reaffirmation by Borrower and Mortgaged Property Owner that each of the representations and warranties is true and correct as of the date of such Advance. In addition, at Lender’s request, Borrower and Mortgaged Property Owner shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from and after the Closing Date and until payment in full of the principal of and interest on the Note and any other obligations, unless Lender shall otherwise consent in writing:

Section 4.1 Loan Proceeds. Borrower will use the proceeds of the Loan only for the purposes set forth in Section 2.7 hereof and furnish Lender with all evidence that it may reasonably require with respect to such use.

Section 4.2 Existence. Borrower will do or cause to be done all things necessary to preserve and keep in full force and affect its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties.

Section 4.3 Maintenance of Business and Property. Borrower will continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

Section 4.4 SEC Filings. Borrower will make all filings as required by federal and state securities and other laws and regulations, or by any domestic securities exchange or trading market, and provide copies thereof to Lender promptly after such filing or filings.

Section 4.5 Insurance. Borrower will insure and keep insured in good and financially sound and responsible insurance companies reasonably satisfactory to Lender, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from such hazards or risks, including fire, flood and windstorm as are insured by companies similarly situated and operating like properties, insure and keep insured employers’ and public liability risks in responsible insurance companies to the extent usually insured by companies similarly situated; and maintain such other insurance as may be required by law or as may reasonably be required in writing by Lender.

Section 4.6 Payment of Indebtedness, Taxes, Etc.

4.6.1 Borrower will pay all of its indebtedness and obligations promptly and in accordance with normal terms; and

4.6.2 Borrower will pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any tax, assessment, charge, levy or claim, so contested.

Section 4.7 Compliance with Laws. Borrower will duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities relative to the conduct of its business, its properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

Section 4.8 Notice of Default. Upon the occurrence of any Default or Event of Default, Borrower will promptly furnish written notice thereof to Lender.

Section 4.9 Inspection. At reasonable times and after reasonable prior written notice, Borrower shall permit any representatives of Lender to visit and inspect any of the properties of Borrower, to examine and copy all books of account, records, reports and other papers, and to discuss the affairs, finances and accounts with Borrower’s employees and independent accountants at all such reasonable times and as often as may be reasonably requested.

Section 4.10 Notice of Litigation and Other Proceedings. Borrower will give prompt notice in writing to Lender of the commencement of (a) all material litigation which, if adversely determined, might adversely affect the business or financial condition of Borrower, Phase II Property Owner, or the Phase II Project; (b) all other litigation involving a claim against Borrower, Phase II Property Owner, or the Phase II Project for $25,000 or more in excess of applicable insurance coverage; and (c) any citation, order, decree, ruling or decision issued by, or any denial of any application or petition to, or any proceeding before any governmental commission, bureau or other administrative agency public regulatory body against or affecting Borrower, Phase II Property Owner or the Phase II Project, or any property of Borrower or any lapse, suspension or other termination or modification of any certification, license, consent or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor, in connection with the operation of any business conducted by Borrower, the Phase II Property Owner or the construction, development and sale of the Phase II Project.

Section 4.11 Construction Lender Consent. Borrower will use, or cause Phase II Property Owner to use, its best efforts to obtain the consent of the Phase II Senior Lender to the granting of the Phase II Mortgage by Phase II Property Owner to Lender (the “Phase II Senior Lender Consent”).

ARTICLE V

NEGATIVE COVENANTS

Borrower covenants and agrees that from the Closing Date and until payment in full of the principal of and interest on the Note and any other obligations, unless Lender shall otherwise consent in writing:

Section 5.1 Limitation of Liens. Except as permitted by the Loan Documents, Borrower will not create, assure, incur or suffer to exist any Lien upon, or transfer or assignment of, any of its property or revenues or assets now owned or hereafter acquired to secure any Indebtedness or obligations, or enter into any arrangement for the acquisition of any property subject to conditional sale agreements or leases or other title retention agreements; excluding, however, from the operation of this covenant: (i) deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; (ii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (iii) Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated; (iv) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days or more or which are in good faith being contested or litigated; (v) Liens securing the unpaid purchase price of equipment purchased by Borrower in the ordinary course of its business and Liens existing upon assets acquired by Borrower; and (vi) any existing Liens reflected in the financial statements referred to in Section 3.3 hereof.

Section 5.2 Limitation on Indebtedness. Borrower will not incur, create, assume or permit to exist any Indebtedness, except

5.2.1 The Note and any other Indebtedness of Borrower to Lender;

5.2.2 Indebtedness which is subordinated to the prior payment in full of the principal of, and interest on, the Note on terms and conditions approved in writing by Lender;

5.2.3 Indebtedness representing the unpaid purchase price of equipment purchased by Borrower in the ordinary course of its business and Indebtedness existing upon assets acquired by Borrower;

5.2.4 Existing Indebtedness reflected in the audited financial statements referred to in Section 3.3 hereof; or

5.2.5 The loan advances to be made to Borrower by Stanford; provided, however, that the indebtedness thereunder shall be paid on a pari-passu basis with the Note and other Obligations.

Section 5.3 Mergers, Consolidations and Acquisition of Assets. Borrower will not wind up, liquidate, dissolve, merge or consolidate with any corporation or entity, or acquire all or substantially all of the assets of any corporation except that Borrower may merge or consolidate with any Subsidiary provided that Borrower is the surviving corporation.

Section 5.4 Sale, Lease, Etc. Borrower will not sell, lease, assign, transfer or otherwise dispose of any of its assets or revenues (other than obsolete or worn-out personal property or personal property or real estate not used or useful in its business) whether now owned or hereafter acquired, other than in the ordinary course of business.

Section 5.5 Management and Ownership. Borrower will not permit any material change in its ownership or management.

Section 5.6 General.

(i) Borrower will not engage, directly or through other Persons, in any business other than the business now carried on;

(ii) Borrower will not change its certificate of incorporation, bylaws or other charter documents except as contemplated hereby;

(iii) Borrower will not declare or pay dividends or make any other distribution or redeem any of its equity securities; or enter into or modify a material related-party transaction.

ARTICLE VI

CONDITIONS TO LENDER’S OBLIGATIONS TO MAKE THE LOAN

The conditions listed below are precedent to any obligations of Lender and shall be complied with in form and substance satisfactory to Lender and its counsel prior to Lender’s obligation to advance any portion of the Loan.

Section 6.1 Conditions to Opening of the Loan and to each Advance. Lender’s obligation hereunder to make the Initial Advance, and to make any subsequent Advance, is conditioned upon satisfaction, or Lender’s receipt, of the following, each in form and substance satisfactory to Lender:

6.1.1 No Default. No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Advance, and all representations and warranties made by Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of such Advance.

6.1.2 Loan Documents. The appropriate parties shall have duly executed and delivered to Lender this Agreement, the Note, the Warrants, and each of the certificates and the other Loan Documents and all additional opinions, documents and certificates that Lender or its counsel may require, and all such opinions, certificates and documents shall be reasonably satisfactory in form and substance to Lender and its counsel.

6.1.3 Property. Lender shall be satisfied with the title to, value and condition of the Phase II Property in its sole and absolute discretion.

6.1.4 Expenses. Borrower shall have paid all of Lender’s reasonable fees and expenses incurred in connection with this Agreement. In addition, Borrower shall have paid all applicable documentary stamp taxes, intangible taxes, recording fees and other closing costs.

6.1.5 Organizational Documents. Lender shall have received Organizational Documents for each of Borrower and Phase II Property Owner.

6.1.6 Existing Title Policy. Lender shall have received (i) a copy of the owner’s title insurance policy relative to the Phase II Property, together with a copy of the deed which conveyed title to the Phase II Property to Phase II Property Owner and copies of all title exceptions.

6.1.7 Senior Loan Documents. Lender shall have received copies of the First Mortgage and all other documents evidencing and/or securing the loan secured thereby with respect to the Phase II Property.

6.1.8 Financial Statements. Lender shall have received current financial statements from Borrower.

6.1.9 No Material Advance Change. There shall have been no Material Adverse Change in the financial condition of Borrower, Phase II Property Owner or the Phase II Property; nor any material adverse event or condition affecting Borrower, Phase II Property Owner or the Phase II Property, or the validity, enforceability or priority of the Loan and lien instruments.

6.1.10 Warrants. Borrower shall have issued and delivered to Lender (or its assigns) Warrants to purchase (101,675) shares of Borrower’s common stock. [Revise this number to reflect warrants for the purchase of 35 shares per$1,000 loaned at the time of execution.]

6.1.11 Reserved.

6.1.12 Environmental Audit. Borrower will provide, or cause the Phase II Property Owner, as applicable, to provide to Lender all documents in the possession or subject to the control of Borrower or Phase II Property Owner relating to the condition of the Phase II Property, including without limitation:

(i) existing environmental reports;

(ii) submissions and correspondence provided by Phase II Property Owner or any owner or user of the Phase II Property, as applicable, to any governmental authority;

(iii) correspondence, orders, approvals and disapprovals provided by any governmental authority to Phase II Property Owner or any user, developer, manager or owner of the Phase II Property; and

(iv) all sampling and test results and reports obtained from samples and tests taken on, under, from or around the Phase II Property by or on behalf of Phase II Property Owner, any user or owner of the Phase II Property, as applicable, and third party or any governmental authority.

Any costs incurred by Lender in connection with the review of the foregoing documents, the Audit, any sampling and test results and reports, or otherwise in connection with the assessment of the environmental condition of the Phase II Property, will be borne by Borrower and will be paid promptly upon demand, including without limitation, attorneys’ fees and all other professional or expert fees.

6.1.13 Survey. Borrower shall, or shall cause Phase II Property Owner, as applicable, to provide to Lender a copy of the existing survey with respect to the Phase II Property.

6.1.14 No Litigation. Borrower shall have furnished to Lender evidence that no litigation or proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, Phase II Property Owner or the Phase II Property.

Section 6.2 Conditions to Subsequent Advances. In addition to the conditions set forth in Section 2.1.3 and Section 6.1 hereof, Lender’s obligations hereunder to make any subsequent Advances are conditioned upon Lender’s receipt of the following, each in form and substance satisfactory to Lender:

6.2.1 Use of Proceeds. The Loan proceeds shall have theretofore been applied in accordance with the Use of Proceeds as set forth in Section 2.7 hereof.

6.2.2 Phase II Property Security Documents and Supporting Documents. Phase II Property Owner shall have executed and delivered to Lender the Phase II Property Mortgage and the other Phase II Property Security Documents, and all additional opinions, documents and certificates that Lender or its counsel may require, all reasonably satisfactory in form and substance to Lender and its counsel.

6.2.3 Phase II Property Documents. Lender shall have received the documents and items set forth on Exhibit C attached hereto with respect to the Phase II Property.

6.2.4 Warrants. Borrower shall have issued and delivered to Lender (or its assigns) Warrants to purchase shares of Borrower’s common stock proportionate to the amount of the Advance.

6.2.5 Other Documents. Borrower shall provide such other documents as may be reasonably required by Lender’s counsel, including documents which verify and confirm Borrower’s representations, warranties and covenants to Lender.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. If any one of the following “Events of Default” shall occur and shall not have been remedied:

7.1.1 Any representation or warranty made or deemed made by Borrower herein or in any of the other Loan Documents, or in any certificate or report furnished by Borrower at any time to Lender, shall prove to have been incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made; or

7.1.2 Borrower shall fail to pay, when due, any principal of or interest on the Note, or to pay when due any other sum payable under the Note or this Agreement and the same is not paid within ten (10) days after written notice from Lender; or

7.1.3 Any default by Borrower under any Indebtedness or other Obligation to Lender or any of its Affiliates which is not cured within any grace periods provided thereunder; or

7.1.4 Any default by Mortgaged Property Owner under the Security Documents which is not cured; or

7.1.5 Borrower shall default in any material respect in the performance of any agreement, covenant or obligation contained herein or in any of the other Loan Documents if the default continues for a period of thirty (30) days after notice of default to Borrower by Lender; or

7.1.6 Final judgment for the payment of’ money in an amount in excess of $50,000.00 shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not effectively be stayed, provided Borrower, as applicable, will have the right to contest in good faith by appropriate proceedings and provided Borrower shall have set aside on its books adequate reserves for payment of such money; or

7.1.7  Borrower’s default in the performance of its obligations with respect to any Indebtedness in excess of $50,000 or as lessor or as lessee under any lease of all or any material portion of its property, after the expiration of any applicable cure periods; or

7.1.8 Borrower shall cease to exist or to be qualified to do or transact business in any State in which its properties are located, or shall be dissolved or terminated or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets; or

7.1.9 If, without the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion, any equity interest in Phase II Property Owner is are issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or

7.1.10 Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Borrower, or of all or of a substantial part of the assets of Borrower, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

7.1.11 Borrower shall fail to furnish to Lender notice of default in accordance with Section 4.8 hereof, within ten (10) days after any such notice of default becomes known to the President or Chief Financial Officer of Borrower, whether or not notification to Borrower is furnished by Lender; or

7.1.12 A Material Adverse Change occurs with respect to Borrower, the Phase II Property Owner or the Phase II Property; or

Section 7.2 In the case of any such Event of Default, Lender may, by written notice to Borrower, at its option:

7.2.1 withhold further disbursement of the proceeds of the Loan and/or immediately terminate Lender’s obligations to make further disbursements hereunder; and/or

7.2.2 immediately declare the principal of, and interest accrued on, the Note immediately due and payable without presentment, demand, protest or notice, whereupon the same shall become immediately due and payable; and/or

7.2.3 exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, including the Mortgage, if applicable, or conferred upon Lender by operation of Law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

Section 8.2 Survival of Representations. All representations and warranties made herein shall survive the making of the loans hereunder and the delivery of the Note, and shall continue in full force and effect so long as the Note is outstanding and unpaid and the commitment to make the Loan has not been terminated.

Section 8.3 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, facsimile, recognized overnight courier or registered or certifiedmail, return receipt requested, and shall be deemed to have been given or made when delivered to the party at its address or fax number set forth below (or at any other address that the party may hereafter specify to the other parties in writing):

Borrower:	2462 Sand Lake Road Orlando, Florida 32809 Attention: Malcolm J. Wright Telephone: (407) 251-2240 Fax: (407) 251-8455
Lender:	Resorts Funding Group, LLC 2460 Sand Lake Road Orlando, Florida 32809 Attention: Malcolm J. Wright Telephone: (407) 251-2240 Fax: (407) 251-8455

Section 8.4 Construction. This Agreement and the Note shall be deemed a contract made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in Miami-Dade County, Florida, and any objection to such jurisdiction and venue is hereby expressly waived.

Section 8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns, provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Lender, which may be arbitrarily withheld. Any assignment that does not comply with the provisions of this Agreement shall, at the election of Lender in Lender’s sole discretion, be void.

Section 8.6 Limit on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Note to Lender shall be subject to the limitation that payments of interest to Lender shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender (if any) which limit the maximum rate of interest which may be charged or collected by Lender; provided however, that nothing herein shall be construed to limit Lender to presently existing maximum rates of interest, if any increased interest rate is hereafter permitted by reason of applicable federal or state legislation.

Section 8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.

Section 8.8 Pleadings. The headings are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

Section 8.9 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 8.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof, and this Agreement supersedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether oral or written. Each of the parties hereto acknowledges that no other party, agent or attorney of any other party, has made any promise, representation or warranty whatsoever, expressed or implied, not contained herein concerning the subject matter hereof to induce the other party to execute this Agreement or any of the other documents referred to herein, and each party hereto acknowledges that it has not executed this Agreement or such other documents in reliance upon any such promise, representation or warranty not contained herein.

Section 8.11 Integration. This Agreement, together with the other documents and instruments executed herewith and contemplated by this Agreement, comprises the complete and integrated agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Borrower further releases and discharges Lender from and against any and all liability with respect to all prior agreements and preliminary commitments. The Loan Documents were drafted with the joint participation of Borrower and Lender, and their respective counsel, and shall be construed neither against nor in favor of any of them, but rather in accordance with the fair meaning thereof.

Section 8.12 Course of Dealing; Amendment; Supplemental Agreements. No course of dealing between Lender and Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement or any document executed in connection herewith, may not be amended, modified, or changed in any respect except by agreement in writing signed by Lender and Borrower.

Section 8.13 Indemnification. Borrower hereby agrees to hold Lender and its officers, directors, employees and agents harmless from and against all claims, damages, liabilities and expenses, including reasonable attorneys’ fees and disbursements of counsel, which may be incurred by or asserted against any of them in connection with or arising out of any investigation, litigation, or proceeding relating to the Loan, except that Borrower shall not be required to indemnify Lender to the extent that such claims, damages, liabilities or expenses arise from the gross negligence or willful misconduct of Lender.

Section 8.14 Waiver of Jury Trial. BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO BORROWER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective on the date first written above.

BORROWER:
AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation By: /s/ Malcolm J. Wright Malcolm J. Wright, CEO
LENDER:
RESORTS FUNDING GROUP, LLC, a Florida limited liability company By: /s/ Malcolm J. Wright Malcolm J. Wright, Manager

EXHIBIT A

Legal Description - Phase II Property

Tracts TH-1 A, TH-1 B, TH-2 A, TH-2 B, TH-2 C1, TH-2 C2, TH-2 D, TH-2 F, TH-2 G, TH-2 H and TH-2 K, TIERRA DEL SOL, according to the Plat thereof, as recorded in Plat Book 144, Pages 31 through 38, inclusive, of the public records of Polk County, Florida.

A-1

EXHIBIT B

Permitted Exceptions - Phase II Property

1. Notice of Establishment of the Westridge Community Development District as set forth in instrument recorded in Book 5524, Page 369 .

2. Declaration of Consent to Jurisdiction of Community Development District and to Imposition of Special Assessments as set forth in instrument recorded in Book 6572, Page 385 .

3. Grant of Temporary Access and Construction easement granted to Westridge Community Development District by Tierra Del Sol Resort, Inc., a Florida corporation, dated December  21, 2005 and recorded January 4, 2006 in Book 6572, Page 395.

4. Terms and conditions of Declaration of Easements as set forth in instrument recorded in Book 6572, Page 586 as corrected in the Corrective Declaration of Easements, dated December 21, 2005, and recorded July 5, 2006 in Book 6855, Page 1241 .

5. Terms and conditions of Declaration of Easements as set forth in instrument recorded in Book 6585, Page 863 .

6. Declaration Of Covenants, Restrictions And Easements recorded in Official Records Book 7253, at Page 1901.

7. Mortgage and Security Agreement made by TDS Town Homes (Phase 1), LLC, a Florida limited liability company, TDS Town Homes (Phase 2), LLC, a Florida limited liability company, Costa Blanca II Real Estate, LLC, a Florida limited liability company, Costa Blanca III Real Estate, LLC, a Florida limited liability company, and TDS Amenities, Inc., a Florida corporation, jointly and severally, as Mortgagor, to Kennedy Funding, Inc., a New Jersey corporation, as Mortgagee, dated April 20, 2007 and recorded April 24, 2007 in Official Records Book 7259, Page 1.

8. Assignment of Leases and Rents by TDS Town Homes (Phase 1), LLC, a Florida limited liability company, TDS Town Homes (Phase 2), LLC, a Florida limited liability company, Costa Blanca II Real Estate, LLC, a Florida limited liability company, Costa Blanca III Real Estate, LLC, a Florida limited liability company, and TDS Amenities, Inc., a Florida corporation, jointly and severally, as Assignor, to Kennedy Funding, Inc., a New Jersey corporation, as Assignee, dated April 20, 2007 and recorded April 24, 2007 in Official Records Book 7259, Page 98.

9. UCC-1 Financing Statement by TDS Town Homes (Phase 1), LLC, a Florida limited liability company, TDS Town Homes (Phase 2), LLC, a Florida limited liability company, Costa Blanca II Real Estate, LLC, a Florida limited liability company, Costa Blanca III Real Estate, LLC, a Florida limited liability company, and TDS Amenities, Inc., a Florida corporation, jointly and severally, as Debtor, to Kennedy Funding, Inc., a New Jersey corporation, as Secured Party, recorded April 24, 2007 in Official Records Book 7259, Page 130.

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EXHIBIT C

Mortgaged Property Documents

A. Survey. Borrower shall have furnished to Lender a survey of the Mortgaged Property by a surveyor registered and licensed by the State of Florida, showing a state of facts acceptable to Lender’s counsel, certified to Mortgaged Property Owner, Lender and the title insurance company that will be issuing the mortgagee title insurance policy in Lender’s favor. The survey shall include a narrative legal description of the boundaries of the Mortgaged Property Owner, by metes and bounds, if applicable, shall locate easements, shall include dimensions of all improvements, shall certify in a narrative statement whether encroachments exist from or onto the Mortgaged Property, and if so, shall locate same, and shall include the surveyor’s registration number, seal, and date of survey. The survey shall satisfy minimum technical standards as required by Section 472.027, Florida Statutes.

B. Appraisal. Borrower shall have furnished to Lender an appraisal of the Mortgaged Property in form and content satisfactory to Lender, addressed to Borrower and Lender, furnished at Borrower’s cost by an appraiser selected and engaged by Lender.

C. Environmental Audit. Lender shall have received evidence satisfactory to Lender that the Mortgaged Property, its users and uses are in full compliance with all federal, state, county and municipal environmental laws, ordinances, rules, regulations and requirements (“Environmental Law”) and that there are no liens or threatened liens against Mortgaged Property Owner, the Mortgaged Property or its users pursuant to Environmental Law, including without limitation the following:

(i) Borrower will obtain and provide to Lender, at Borrower’s sole cost and expense, an environmental audit as to the Mortgaged Property (the “Audit”) from an environmental consultant acceptable to Lender, together with a reliance agreement executed by the consultant in a form acceptable to Lender. The Audit will be performed in accordance with and address the issues set forth in the ASTM E 1527 Standard Practice for Environmental Site Assessments and such other environmental standards of the FDIC, FNMA, or other entity as Lender may specify, which must be satisfactory to Lender, in its sole and absolute discretion.

(ii) Borrower will secure for Lender, its agents and employees, the unrestricted right, without the obligation, to enter upon the Mortgaged Property for purposes of environmental investigation, inspection and sampling, all at Borrower’s cost and expense.

D. Insurance. Borrower shall have furnished to Lender an original insurance policy or original Accord evidence thereof, as to public liability insurance, coverage against “All Perils” and/or builders risk, flood hazard coverage, and such other types and amounts of insurance with respect to the Mortgaged Property and the operation thereof, in amounts, in form, and upon a company satisfactory to Lender.

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